EXHIBIT 10.30

3050 Bowers Avenue | P.O. Box 58039 Santa Clara, California 95054, U.S.A. Telephone: 408 727 5555 www.appliedmaterials.com

October 4th, 2013

Ms. Holly Bonner

Account Director

134 Rio Robles Drive

San Jose, CA 95134

Reference: Global Supply Agreement, dated April 21, 2005

Ms. Bonner:

To allow for adequate time to complete negotiations of our existing GSA document, we are amending the Global Supply Agreement between Applied Materials and MKS Instruments to extend the existing term. We will in good faith work on an evergreen agreement within anticipated completion in the next six (6) months. Unless the GSA is terminated sooner, the term of the GSA will now expire on April 30th, 2014. During that time, either Applied Materials or MKS Instruments may provide the other company six (6) months written notice terminating the GSA.

All other Terms and Conditions of the Global Supply Agreement remain unchanged. Additionally, any Addendums that expire upon the expiry or termination of the GSA shall also be extended for this additional period, unless terminated earlier as provided in the Addendum or this letter.

Sincerely,

John A. Casey
Sr. Commodity Business Manager

/s/ John A. Casey	10/23/2013
Applied Materials	Date

/s/ John Abrams	10/23/2013
MKS Instruments	Date